Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000
(800) 352-0001


SURETY BOND



Issuer:  Impac CMB Trust Series 2005-3                  Policy Number:  05030010
                                                        Control Number:  0010001

Insured Obligations:
-------------------------------------------

$150,000,000 in aggregate maximum principal
amount of Impac CMB Trust Series 2005-3,
Collateralized Asset-Backed Bonds, Series
2005-3, Class A-3 Bonds, (the "Insured
Bonds")
-------------------------------------------


Indenture Trustee:  Wells Fargo Bank. N.A.

Financial Guaranty Insurance Company ("Financial Guaranty"), a New York stock insurance company, in consideration of the right of Financial Guaranty to receive monthly premiums pursuant to the Indenture (as defined below) and the Insurance Agreement referred to therein, and subject to the terms of this Surety Bond, hereby unconditionally and irrevocably agrees to pay each Insured Amount, to the extent set forth in the Indenture, to the Indenture Trustee named above or its successor, as trustee for the Bondholders. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Annex A attached to the Indenture as in effect and executed on the date hereof.

The term "Insured Amount" with respect to any Payment Date and the Insured Bonds means (1) any Deficiency Amount and (2) any Preference Amount.

The term "Deficiency Amount" means, with respect to any Payment Date and the Insured Bonds, an amount, if any, equal to the sum of:

         (1) the amount by which the aggregate amount of Accrued Bond Interest on the Insured Bonds on that Payment Date exceeds the portion of Available Funds otherwise allocable to the Class A-3 Bonds; and

         (2) (i) with respect to any Payment Date that is not the Final Scheduled Payment Date, the Allocated Realized Loss Amount for such Payment Date, to the extent not previously paid pursuant to this Surety Bond or otherwise reimbursed to the Indenture Trustee; and

                  (ii) on the Final Scheduled Payment Date, the aggregate outstanding Bond Principal Balance of the Insured Bonds to the extent otherwise not paid on that date.

The term "Allocated Realized Loss Amount" means, with respect to any Payment Date and Insured Bonds, the sum of (1) the amount of any Realized Losses that would be allocated on



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Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000
(800) 352-0001


SURETY BOND


such Payment Date to reduce (other than by payment in respect of principal) the Bond Principal Balance of the Insured Bonds on such Payment Date, if no payment were made under this Surety Bond, and (2) the Allocated Realized Loss Amount from the preceding Payment Date, to the extent such Allocated Realized Loss Amount was not the basis for a previous claim for payment under this Surety Bond.

The term "Final Scheduled Payment Date" for the Insured Bonds means the Payment Date occurring in August 2035.

Financial Guaranty will pay a Deficiency Amount with respect to the Insured Bonds by 12:00 noon (New York City Time) in immediately available funds to the Indenture Trustee on the later of (i) the second Business Day following the Business Day on which Financial Guaranty shall have received Notice that a Deficiency Amount is due in respect of the Insured Bonds, and (ii) the Payment Date on which the related Deficiency Amount is payable to the Bondholders pursuant to the Indenture, for payment to the Bondholders in the same manner as other payments with respect to the Insured Bonds are required to be made. Any Notice received by Financial Guaranty after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day.

Upon payment of a Deficiency Amount hereunder, Financial Guaranty shall be fully subrogated to the rights of the Bondholders to receive the amount so paid. Financial Guaranty's obligations with respect to the Insured Bonds hereunder with respect to each Payment Date shall be discharged to the extent funds consisting of the related Deficiency Amount are received by the Indenture Trustee on behalf of the Bondholders for payment to such Bondholders, as provided in the Indenture and herein, whether or not such funds are properly applied by the Indenture Trustee.

If any portion or all of any amount that is insured hereunder that was previously distributed to a Bondholder is recoverable and recovered from such Bondholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a "Final Order") (such recovered amount, a "Preference Amount"), Financial Guaranty will pay on the guarantee described in the first paragraph hereof, an amount equal to each such Preference Amount by 12:00 noon on the next Payment Date after the second Business Day following receipt by Financial Guaranty of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to Financial Guaranty that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to Financial Guaranty, irrevocably assigning to Financial Guaranty all rights and claims of the Indenture Trustee and/or such Bondholder relating to or arising under such Preference Amount and appointing Financial Guaranty as the agent of the Indenture Trustee and/or such Bondholder in respect of such Preference Amount, and (z) a Notice appropriately completed and executed by the Indenture Trustee or such



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Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000
(800) 352-0001


SURETY BOND


Bondholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Indenture Trustee or Bondholder directly (unless the Bondholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order in which case payment shall be made to the Indenture Trustee for payment to the Bondholder upon delivery of proof of such payment reasonably satisfactory to Financial Guaranty). Notwithstanding the foregoing, in no event shall Financial Guaranty be (i) required to make any payment under this Surety Bond in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by Financial Guaranty hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Insured Bonds, prior to the time Financial Guaranty otherwise would have been required to make a payment in respect of such principal, in which case Financial Guaranty shall pay the balance of the Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by Financial Guaranty after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day. If any notice received by Financial Guaranty is not in proper form or is otherwise insufficient for the purpose of making a claim under this Surety Bond, it will be deemed not to have been received by Financial Guaranty, and Financial Guaranty will promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended Notice. All payments made by Financial Guaranty hereunder in respect of Preference Amounts will be made with Financial Guaranty's own funds.

This Surety Bond is non-cancelable for any reason, including nonpayment of any premium. The premium on this Surety Bond is not refundable for any reason, including the payment of any Insured Bonds prior to their maturity. This Surety Bond shall expire and terminate without any action on the part of Financial Guaranty or any other Person on the date that is the later of (i) the date that is one year and one day following the date on which the Insured Bonds shall have been paid in full and (ii) if any insolvency proceeding referenced in the second preceding paragraph has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

A monthly premium shall be due and payable in arrears as provided in the Indenture and the Insurance Agreement.

This Surety Bond will not cover Basic Risk Shortfalls, Basis Risk Shortfall Carry-Forward Amounts, Prepayment Interest Shortfalls or Relief Act Shortfalls on the Insured Bonds, nor does this Surety Bond guarantee to the holders of the Insured Bonds any particular rate of principal payment. In addition, this Surety Bond does not cover shortfalls, if any, attributable to the liability of the Issuer or the Indenture Trustee for withholding taxes, if any (including interest



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Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000
(800) 352-0001


SURETY BOND


and penalties in respect of any liability for withholding taxes) or any shortfalls in amounts distributable to the Insured Bonds as a result of limited earnings in the Pre-Funding Account. This Surety Bond also does not cover the failure of the Indenture Trustee to make any payment required under the Indenture to the holder of an Insured Bond.

This Surety Bond is subject to and shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. The proper venue for any action or proceeding on this Surety Bond shall be the County of New York, State of New York. The insurance provided by this Surety Bond is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Code, Article 76).

"Notice" means a written notice in the form of EXHIBIT A to this Surety Bond by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Indenture Trustee to Financial Guaranty specifying the information set forth therein. "Bondholder" means, as to a particular Insured Bond, the person, other than the Issuer, who, on the applicable Payment Date, is entitled under the terms of such Insured Bond to a distribution thereon. "Indenture" means the Indenture relating to the Insured Bonds by and between Impac CMB Trust Series 2005-3, as Issuer, and Wells Fargo Bank, N.A., as Indenture Trustee, dated as of April 6, 2005. "Insurance Agreement" means the Insurance and Indemnity Agreement, among Financial Guaranty, Impac Mortgage Holdings, Inc., Impac Funding Corporation, IMH Assets Corp, Impac CMB Trust Series 2005-3 and the Indenture Trustee, dated as of April 6, 2005.

In the event that payments under any Insured Bond are accelerated, nothing herein contained shall obligate Financial Guaranty to make any payment of principal or interest on such Insured Bond on an accelerated basis, unless such acceleration of payment by Financial Guaranty is at the sole option of Financial Guaranty; it being understood that a payment shortfall in respect of the redemption of any Insured Bond by reason of the repurchase of the Trust Estate pursuant to Section 8.07 of the Indenture does not constitute acceleration for the purposes hereof.



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Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000
(800) 352-0001


SURETY BOND


IN WITNESS WHEREOF, Financial Guaranty has caused this Surety Bond to be affixed with its corporate seal and to be signed by its duly authorized officer in facsimile to become effective and binding upon Financial Guaranty by virtue of the countersignature of its duly authorized representative.


President: /s/ Howard Pfeffer        Authorized Representative: /s/ Martin Joyce
           ------------------                                   ----------------

Effective Date:  April 6, 2005



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                                    EXHIBIT A

                              NOTICE OF NONPAYMENT
                    AND DEMAND FOR PAYMENT OF INSURED AMOUNTS

To:      Financial Guaranty Insurance Company
         125 Park Avenue
         New York, New York 10017
         (212) 312-3000
         Attention:  General Counsel

         Telephone:  (212) 312-3000
         Telecopier:  (212) 312-3220

         -----------------------------------------------------------------------
Re: $150,000,000 in aggregate maximum principal amount of Impac CMB Trust Series 2005-3, Collateralized Asset-Backed Bonds, Series 2005-3, Class A-3 Bonds (collectively, the "Insured Bonds")
         -----------------------------------------------------------------------

         Policy No.  05030010 (the "Surety Bond")

Payment Date:___________________________

We refer to that certain Indenture, dated as of April 6, 2005, by and between Impac CMB Trust Series 2005-3, as Issuer, and Wells Fargo Bank, N.A., as Indenture Trustee (the "Indenture"), relating to the above referenced Insured Bonds. All capitalized terms not otherwise defined herein or in the Surety Bond shall have the same respective meanings assigned to such terms in the Indenture.

(a) The Indenture Trustee has determined under the Indenture that in respect of the Payment Date:

         (1) The insured portion of the distribution on the Insured Bonds in respect of the Payment Date that is due to be received on ______________ under the Indenture, is equal to $_____________, consisting of

                  (A) $ ___________ in respect of interest on the Insured Bonds, which is calculated as the amount by which:

                           (i) $____________, constituting the aggregate amount of Accrued Bond Interest on the Insured Bonds on that Payment Date; exceeds

                           (ii) $___________, representing the portion of Available Funds otherwise allocable to the Class A-3 Bonds; plus

                  (B) $_____________ in respect of principal of the Insured Bonds, which is calculated as the amount of Allocated Realized Loss Amount for such

                           Payment Date, to the extent not previously paid pursuant to this Surety Bond or otherwise reimbursed to the Indenture Trustee.

         (2) [The amount to be paid to the Bondholders on the Final Payment Date, which occurs on _____________, is $____________,] which amount equals the aggregate outstanding Bond Principal Balance of the Insured Bonds to the extent not otherwise paid on that date.

         (3) The amounts available in the Payment Account to be distributed on such Payment Date on the Insured Bonds pursuant to the Indenture in payment of the items identified in items (1) and
                  (2) above, as reduced by any portion thereof that has been deposited in the Payment Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
                  Section 362 of the United States Bankruptcy Code), is $__________.

Please be advised that, accordingly, a Deficiency Amount exists for the Payment Date identified above for the Insured Bonds in the amount of $__________. This Deficiency Amount constitutes an Insured Amount payable by Financial Guaranty under the Surety Bond.

[In addition, attached hereto is a copy of the Final Order in connection with a Preference Amount in the amount set forth therein, together with an assignment of rights and appointment of agent and other documents required by the Surety Bond in respect of Preference Amounts. The amount of the Preference Amount is $______________. This Preference Amount constitutes an Insured Amount payable by Financial Guaranty under the Surety Bond.]

Accordingly, pursuant to the Indenture, this statement constitutes a notice for payment of an Insured Amount by Financial Guaranty in the amount of $_______________ under the Surety Bond.

(b) No payment claimed hereunder is in excess of the amount payable under the Surety Bond.

The amount requested in this Notice should be paid to:  [Payment Instructions]

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the stated value of the claim for each such violation.

IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this Notice of Nonpayment and Demand for Payment of Insured Amounts this _____ day of
______________.


                                           ____________________________________,
                                           as Indenture Trustee



                                           By:__________________________________


                                           Title:_______________________________